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    Workstream Inc. Announces Fourth Quarter and Fiscal 2004 Year-End Results

           12% Quarterly Revenue Growth over 2003, Positive Cash Flow from Operations and EBITDA.

Ottawa, ON., August 13, 2004 - Workstream Inc. (NASDAQ - WSTM), a provider of Enterprise Workforce Management software, today announced its fourth quarter and full fiscal year-end results for the period ending May 31, 2004. (All figures are in U.S. dollars).


Total revenue for the fourth quarter was $4,557,521 compared to $4,073,603 in the prior year's period, an increase of $483,918 or 12%. Gross profit for the fourth quarter was 91% compared to 89% in the year ago period. EBITDA for the fourth quarter 2004, was positive at $158,683, or $0.01 per share, compared to an EBITDA of $18,546, or $0.00 per share for the Q4 of 2003. The significant improvement and positive EBITDA results reflect the continued efforts to streamline integration processes of acquired companies and improving efficiencies across all operations. The Company's net loss for the Q4 2004 was $908,146 compared to a net loss of $3,514,256 for the Q4 2003, an improvement of $2,606,110. During the fourth quarter of fiscal 2004 the Company generated positive cash flow from operations of $295,795.


Total revenue for the fiscal year 2004 was $17,166,880 compared to fiscal year 2003 revenue of $17,836,990, a decrease of 4%. Gross profit for 2004 was $15,579,891 or 91% of total revenue versus prior year gross profit of $14,796,858 or 83% of total revenue. The gross margin improvement was primarily driven by the Company's consolidation of certain facilities and the transition to a more efficient recurring revenue-based sales model. The Company had EBITDA of $965,912 or $0.04 per share for fiscal year 2004 compared to an EBITDA loss of $1,928,779 or $(0.10) per share for fiscal year 2003. The net loss for fiscal year 2004 was $5,536,899 or $(0.22) per share compared to a net loss of $9,676,602 or $(0.52) per share for fiscal year 2003. The decrease in the net loss was primarily a result of improved margins and lower operating expenses as a result of improved operating efficiencies, a decrease in the amortization and depreciation expense, and higher fiscal 2003 expenses due in part to impairment of goodwill that year. For the fiscal year ending May 31, 2004 the Company generated positive cash flow from operations of $73,220.


2004 Fiscal Year Highlights:


The following highlights were announced or occurred since Workstream Inc.'s last annual earnings statement:


         Financial Milestones

     o   12% quarterly revenue growth over fiscal 2003.
     o   9% quarterly revenue growth over prior quarter.
     o   First full fiscal year of positive EBITDA.
     o   Positive cash flow from company operations for fiscal year 2004.


         Financial Developments

     o Completed a private placement of $6.6 million with institutional and other accredited investors.

     o   Converted all outstanding convertible notes to equity.
     o Restructured Ottawa and Florida lease agreements, resulting in a projected net cash savings of approximately $400,000 for the twelve months ending March 2005.
     o Increased company's line of credit with the Bank of Montreal to $3 million (CDN) from $1 million (CDN).


         Company Acquisitions

     o During the second quarter Workstream acquired the assets of Perform, Inc, a provider of enterprise performance and appraisal software solutions.
     o During the fourth quarter Workstream acquired the assets of Peopleview, Inc, a provider of configurable corporate compliance and employee measurement software solutions.
     o During the fourth quarter Workstream acquired Kadiri, Inc., a provider of Enterprise Compensation Management software solutions to further expand the company's growing suite of Enterprise Workforce Management offerings.


         Industry Recognition

     o Named to the 2003 Deloitte & Touche's Fast 500 list of the fastest growing software companies in North America.

     o Workstream's 6FigureJobs(TM) website is ranked #1 Executive Career site by Alexa/TopJobSites.com.


         Since the fiscal year ended on May 31, 2004, Workstream announced additional key milestones including:

     o Workstream secured $10 Million from William Blair & Company and other institutional investors to drive development, targeted acquisitions and expand the management and sales teams.
     o Workstream completed the acquisition of Bravanta, Inc., a provider of Enterprise Incentive and Recognition (EIR) software for Global 2000 companies.
     o Northern Trust Corporation selected Workstream for Strategic Compensation Management.
     o A Readers Digest division rolled out Workstream Rewards to its employees and independent sales agents.


Management Commentary:


"Our strategy for fiscal 2004 was to meet our financial and company milestones while managing profitability and operating cash flows which we have successfully achieved," said Chairman and CEO Michael Mullarkey. "Our investments earlier this year are starting to show results, this is evident by the 12% quarterly revenue growth versus prior year," continued Mullarkey.

"Workstream enters fiscal year 2005 with a broad product suite in Pay-For-Performance software with the additions of Kadiri and Bravanta and new customers such as Northern Trust and Reader's Digest. With a strong balance sheet and a focus on growth, Workstream will invest in organic customer acquisitions, strategic acquisitions and innovative products that positions us ahead of our competitors," stated Mullarkey.


EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation, amortization, other expense, other income and non recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.


Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:

Investor Relations:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

Peter Seltzberg
Cameron Associates
Tel:  212-245-8800
Email:  peter@cameronassoc.com

WORKSTREAM, INC.
CONSOLIDATED BALANCE SHEETS
(United States dollars)

                                                                               MAY 31, 2004            MAY 31, 2003
                                                                     -----------------------------------------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                     $4,338,466                $255,173
   Restricted cash                                                                2,760,259               1,307,439
   Short-term investments                                                           301,194                  38,419
  Accounts receivable, net of allowance for doubtful                              1,379,610                 933,889
     accounts of $21,509  (May 31, 2003 - $55,828)
  Prepaid expenses                                                                  606,370                 133,551
  Other assets                                                                      147,009                 201,877
                                                                     -----------------------------------------------
                                                                                  9,532,908               2,870,348
CAPITAL ASSETS                                                                    1,429,143               1,138,276
OTHER ASSETS                                                                         79,073                 143,500
ACQUIRED INTANGIBLE ASSETS                                                        9,242,617               9,082,926
GOODWILL                                                                         28,598,706              17,383,437
                                                                     -----------------------------------------------
                                                                                $48,882,447             $30,618,487
                                                                     ===============================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                             $ 1,332,036             $ 1,909,896
   Accrued liabilities                                                            2,969,248               1,093,133
   Accrued exit costs                                                                     -                 117,702
   Line of credit                                                                 1,972,218                 593,452
   Accrued compensation                                                           1,241,441                 443,144
   Current portion of capital lease obligations                                      54,003                  97,882
   Current portion of leasehold inducements                                          49,533                       -
   Current portion of convertible notes                                                   -                 449,071
   Current portion of long-term obligations                                          29,335                  31,662
   Current portion of related party obligations                                     170,369                 178,623
   Deferred revenue                                                               2,065,604               1,367,362
                                                                     -----------------------------------------------
                                                                                  9,883,787               6,281,927
DEFERRED INCOME TAX LIABILITY                                                       839,265               2,607,981
CAPITAL LEASE OBLIGATIONS                                                            31,530                  73,316
LEASEHOLD INDUCEMENTS                                                               185,200                 142,274
LONG-TERM OBLIGATIONS                                                                56,226                  85,243
RELATED PARTY OBLIGATIONS                                                           147,257               2,403,407
                                                                     -----------------------------------------------
                                                                                 11,143,265             11,594,148
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value - 33,574,883
      common shares (May 31, 2003 - 19,951,570)                                  72,705,603              47,158,583
   Additional paid-in capital                                                     3,605,224               4,721,516
   Accumulated other comprehensive loss                                          (1,072,302)               (893,316)
   Accumulated deficit                                                          (37,499,343)            (31,962,444)
                                                                     -----------------------------------------------
                                                                                 37,739,182              19,024,339
                                                                     -----------------------------------------------
                                                                                $48,882,447             $30,618,487
                                                                     ===============================================

WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNITED STATES DOLLARS)


                                                             YEARS ENDED MAY 31,
                                                            2004               2003
                                                     -----------------   -----------------
REVENUE                                                 $17,166,880          $17,836,990

COST OF REVENUES                                          1,586,989            3,040,132
                                                     -----------------   ------------------

GROSS PROFIT                                             15,579,891           14,796,858
                                                     -----------------   ------------------

EXPENSES

Selling and marketing                                     4,362,292            6,057,788

General and administrative                                9,798,440            9,581,554

Research and development                                    453,247             1,086,295

Amortization and depreciation                             5,601,910            6,097,141

Impairment write-down of goodwill                                 -            2,133,242
                                                     -----------------   ------------------

                                                         20,215,889           24,956,020
                                                     -----------------   ------------------
OPERATING LOSS                                           (4,635,998)         (10,159,162)
                                                     -----------------   ------------------

OTHER INCOME AND (EXPENSES)

Interest and other income                                    11,959               47,245
Interest and other expense                               (2,647,265)          (1,193,045)
                                                     -----------------   -----------------
                                                         (2,635,306)          (1,145,800)
                                                     -----------------   ------------------

LOSS BEFORE INCOME TAX                                   (7,271,304)         (11,304,962)

Recovery of deferred income taxes                         1,789,235            1,586,232

Current income tax (expense) recovery                       (54,830)              42,128
                                                     -----------------   ------------------

NET LOSS FOR THE YEAR                                   $(5,536,899)        $ (9,676,602)
                                                     =================   ==================

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING
     DURING THE YEAR                                     25,036,056           18,607,725
                                                     =================   ==================

BASIC AND DILUTED NET LOSS
     PER COMMON SHARE                                   $     (0.22)        $      (0.52)
                                                     =================   ==================


WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(United States dollars)

                                                                           Years Ended May 31,
                                                                            2004           2003
                                                                        -------------- --------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss for the year                                                    $(5,536,899)   $(9,676,602)
Adjustments to reconcile net loss to net cash used in
        operating activities:
Amortization and depreciation                                              5,572,366       6,080,763
Non-cash interest on convertible notes and notes payable                   2,318,444         720,486
Shares issued to service providers                                                 -               -
Impairment write-down of goodwill                                                  -       2,133,242
Write-off of deferred charges                                                      -               -
Recovery of deferred income taxes                                         (1,758,049)     (1,586,232)
Non-cash compensation expense                                                      -               -
Gain on sale of capital assets                                                  (460)         97,993
Non-cash payment to consultants                                              542,590
Non-cash settlement of employee compensation                                 100,000               -
Net change in operating components of working capital
    excluding acquisitions                                                (1,164,772)       (602,839)
                                                                        -------------- --------------
                                                                              73,220      (2,833,189)
                                                                        -------------- --------------
CASH (USED FOR) PROVIDED BY INVESTING ACTIVITIES
Acquisition of capital assets                                               (228,408)        (56,708)
Cash acquired in /(paid for) business acquisitions
        (net of acquired  cash of $355,637-May 31, 2004)                    (416,385)      1,914,884
Sale of capital assets                                                         6,310          14,950
Acquisition of intangible assets                                                   -               -
(Increase)/decrease in restricted cash                                    (1,485,665)        761,170
Sale (purchase) of short-term investments                                   (242,780)        239,595
                                                                        -------------- --------------
                                                                          (2,366,928)      2,873,891
                                                                        -------------- --------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from share and warrants issuance                                  8,248,545         200,000
Cost related to the registration and issuance of common stock               (670,775)
Costs related to issuance of convertible promissory notes                     -             (123,697)
Proceeds from issuance of convertible notes                                   -                    -
Capital lease payments                                                       (87,430)       (297,282)
Proceeds from exercise of options                                             39,997          53,534
Shareholder loan proceeds                                                          -         500,000
Shareholder loan repayment                                                (2,332,273)       (391,600)
Repayment of bank debt                                                    (1,178,604)     (1,323,335)
Proceeds from bank financing                                               2,666,784         482,087
Repayment related to lease settlement                                       (120,000)       (100,000)
Long-term debt repayments                                                    (32,320)        (23,839)
                                                                        -------------- --------------
                                                                           6,533,924      (1,024,132)
                                                                        -------------- --------------
EFFECT OF EXCHANGE RATE CHANGES                                             (156,923)        (59,053)
                                                                        -------------- --------------
INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE YEAR                                         4,083,293      (1,042,483)
CASH AND CASH EQUIVALENTS, BEGINNING OF
    THE YEAR                                                                 255,173       1,297,656
                                                                        -------------- --------------
CASH AND CASH EQUIVALENTS, END OF
     THE YEAR                                                             $4,338,466        $255,173
                                                                        ============== ==============

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION, OTHER EXPENSE, OTHER INCOME AND NON RECURRING GOODWILL IMPAIRMENT (EBITDA)
(UNITED STATES DOLLARS)


                                                          Years Ended May 31,                Three Months Ended May 31,
                                                       2004                2003               2004                2003
                                                   --------------      --------------     --------------      --------------
Net loss, per GAAP                                 $ (5,536,899)        $(9,676,602)       $  (908,146)        $(3,514,256)
Recovery of deferred income taxes                    (1,789,235)         (1,586,232)          (470,697)           (299,112)
Other income tax (expense) recovery                      54,830             (42,128)            68,505             (42,128)

Interest and other expense                            2,647,265           1,193,045             46,910             386,215
Interest and other income                               (11,959)            (47,245)            (5,166)             (8,905)
Amortization and depreciation                         5,601,910           6,097,141          1,427,277           1,363,490
Impairment write-down of goodwill                             -           2,133,242                  -           2,133,242
                                                   --------------      --------------     --------------      --------------
Earnings (loss) before interest,
   taxes, depreciation and amortization            $    965,912         $(1,928,779)       $   158,683         $    18,546
                                                   ==============      ==============     ==============      ==============
Weighted average number of common shares
   outstanding during the period                     25,036,056          18,607,725         29,038,713          19,687,834
                                                   ==============      ==============     ==============      ==============
Basic and diluted loss per share,
   per GAAP                                        $      (0.22)        $     (0.52)       $     (0.03)        $     (0.18)
                                                   ==============      ==============     ==============      ==============
Basic and diluted EBITDA (EBITDA loss)
   per share                                       $       0.04         $     (0.10)       $      0.01         $      0.00
                                                   ==============      ==============     ==============      ==============

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION, OTHER INCOME, OTHER EXPENSE AND NON RECURRING GOODWILL IMPAIRMENT (EBITDA)
(UNITED STATES DOLLARS)


                                                                             Three months ended,
                                                    May 31,      February 29,     November 30,    August 31,      May 31,
                                                      2004           2004           2003            2003            2003
                                                 --------------- -------------- -------------- --------------- ---------------

Net loss, per GAAP                                 $  (908,146)   $(1,796,317)   $(1,082,877)    $(1,749,559)    $(3,514,258)
Recovery of deferred income taxes                     (470,697)      (439,513)      (439,512)       (439,513)       (299,112)
Current income tax recovery (expense)                   68,505        (14,837)         2,121            (959)        (42,128)
Interest and other expense                              46,910      1,248,366        432,324         919,665         386,216
Interest and other income                               (5,166)        (4,797)          (299)         (1,697)         (8,904)
Amortization and depreciation                        1,427,277      1,366,337      1,403,860       1,404,436       1,363,490
Impairment write-down of goodwill                            -              -              -               -       2,133,242
                                                 --------------- -------------- -------------- --------------- ---------------
EBITDA (loss)                                      $   158,683        359,239    $   315,617     $   132,373     $    18,546
                                                 =============== ============== ============== =============== ===============
Weighted average number of common shares
   outstanding during the period                    29,038,713     26,912,938     22,407,020      21,777,379      19,687,834
                                                 =============== ============== ============== =============== ===============
Basic and diluted loss per share,
   per GAAP                                        $     (0.03)   $     (0.07)   $     (0.05)    $     (0.08)    $     (0.18)
                                                 =============== ============== ============== =============== ===============
Basic and diluted EBITDA (loss)
   per share                                       $      0.01    $      0.01    $      0.01     $      0.01     $      0.00
                                                 =============== ============== ============== =============== ===============

Quarterly Financial Information (Unaudited):
(United States Dollars)
The following tables summarize selected quarterly data of Workstream Inc. for the years ended May 31, 2004 and 2003:

                                                                         Quarter Ended
                                         ------------------------------------------------------------------------------
                                            August 31,         November 30,        February 28,          May 31,
                                               2003                2003                2004                2004
                                         ------------------------------------------------------------------------------
Revenue                                      $   4,178,514       $  4,261,771        $ 4,169,074        $  4,557,521
Gross Profit                                 $   3,735,164       $  3,872,364        $ 3,812,584        $  4,159,779
 Net loss for the period                     $  (1,749,559)      $ (1,082,877)       $(1,796,317)       $   (908,146)

Weighted average number of
    common shares outstanding
    during the period                           21,777,379         22,407,020         26,912,938          29,038,713
                                         ==============================================================================
Basic and diluted net loss
    per common share                         $       (0.08)      $      (0.05)       $     (0.07)       $      (0.03)
                                         ==============================================================================

                                                                         Quarter Ended
                                         ------------------------------------------------------------------------------
                                            August 31,         November 30,        February 28,          May 31,
                                               2002                2002                2003                2003
                                         ------------------------------------------------------------------------------
Revenue                                      $   4,645,714       $  4,975,429        $ 4,142,244        $  4,073,603
Gross Profit                                 $   3,766,717       $  3,956,704        $ 3,453,291        $  3,620,146
 Net loss for the period                     $  (2,216,789)      $ (2,056,059)       $(1,889,496)       $ (3,514,258)

Weighted average number of
    common shares outstanding
    during the period                           16,983,809         18,582,012         19,174,247          19,687,834
                                         ==============================================================================
Basic and diluted net loss
    per common share                         $       (0.13)      $      (0.11)       $     (0.10)       $      (0.18)
                                         ==============================================================================

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(United States dollars)


                                                                          For the three months ended
                                                                                  May 31, 2004
                                                                           -------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss for the period                                                        $  (908,146)
Adjustments to reconcile net loss to net cash used in
     operating activities:
Amortization and depreciation                                                    1,414,825
Non-cash interest on convertible notes and notes payable                           (88,882)
Recovery of deferred income taxes                                                 (439,511)
Net change in operating components of working capital
    excluding acquisitions                                                         317,509
                                                                           -------------------------
                                                                                   295,795
                                                                           -------------------------
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Acquisition of capital assets                                                     (112,104)
Cash acquired in /(paid for) business acquisitions                                 105,634
(Increase)/decrease in restricted cash                                              31,219
Sale (purchase) of short-term investments                                          234,078
                                                                           -------------------------
                                                                                   258,827
                                                                           -------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from share and warrants issuance                                          698,545
Cost related to the registration and issuance of common stock                      (65,858)
Capital lease payments                                                             (15,345)
Proceeds from exercise of options                                                    6,664
Shareholder loan repayment                                                        (853,034)
Repayment of bank debt                                                            (415,099)
Proceeds from bank financing                                                       681,497
Long-term debt repayments                                                          (32,320)
                                                                           -------------------------
                                                                                     5,050
                                                                           -------------------------

EFFECT OF EXCHANGE RATE CHANGES                                                    (27,491)
                                                                           ----------------------------
INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                                               532,181
CASH AND CASH EQUIVALENTS, BEGINNING OF
    THE PERIOD                                                                   3,806,285
                                                                           ----------------------------
CASH AND CASH EQUIVALENTS, END OF
    THE PERIOD                                                                 $ 4,338,466
                                                                           ============================
